EX-99.906CERT

Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002; provided by the Chief Executive Officer and Chief Financial Officer, based on each such officer’s knowledge and belief.

The undersigned officers of Nuveen Investment Trust (the “Registrant”), certify that, to the best of each such officer’s knowledge and belief:

1.	The Form N-CSR of the Registrant for the period ended February 29, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 27, 2016

/S/ GIFFORD R. ZIMMERMAN
Gifford R. Zimmerman Chief Administrative Officer (principal executive officer)

/S/ STEPHEN D. FOY
Stephen D. Foy Vice President and Controller (principal financial officer)